Exhibit 1.01

Conflict Minerals Report of Texas Instruments Incorporated

for the Year Ended December 31, 2024

This Conflict Minerals Report should be read in conjunction with the definitions contained in the U.S. Securities and Exchange Commission (“SEC”) instructions to Form SD and related rules. This Conflict Minerals Report and our conflict minerals policy are available on our web site at ti.com/conflict-minerals. We are not incorporating by reference the contents of our web site into this Conflict Minerals Report. “Conflict minerals” refers to four specific metals regardless of their country of origin or whether they are financing or benefiting armed conflict: tantalum, tin, tungsten and gold.

I.	Design of Due Diligence

We have management systems and due diligence procedures (our “CM Process”) as a basis for supply-chain management and disclosure compliance relating to the conflict minerals necessary to the functionality or production of products manufactured by TI, or contracted by TI to be manufactured, and required to be reported for 2024 (collectively, “CMs”). We designed the CM Process with the intent to conform in all material respects with the five-step framework of the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition):

Step 1: Establish strong company management systems

Step 2: Identify and assess risks in the supply chain

Step 3: Design and implement a strategy to respond to identified risks

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

Step 5: Report annually on supply chain due diligence

II.	Reliance on Third-Party Data

Our ability to determine the origin and chain of custody of CMs, and whether they directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or any adjoining country (each a “Covered Country”) in any manner (the “Conflict Status”), is limited. Our supply chain for CMs is complex. In many cases, we are multiple steps removed from the smelter or refiner (“Smelter”), and we depend on information from our direct suppliers of materials that contain CMs and third-party manufacturers of our products that contain CMs (collectively, “Suppliers”) that themselves have incomplete information about the origin of the CMs incorporated in the products they supply to us.

To gain insight into the country of origin, chain of custody and Conflict Status of the CMs in our supply chain, we relied primarily on the findings of the Responsible Minerals Assurance Process (“RMAP”). The RMAP is a voluntary program in which an independent third party evaluates Smelters’ management systems and procurement practices and determines whether the Smelter is Conformant to RMAP standards. To be Conformant,1 a Smelter must have demonstrated, among other requirements, that CMs it processed originated from sources that are not financing or benefiting armed conflict in a Covered Country. The RMAP is overseen by the Responsible Minerals Initiative (“RMI”), which was established by members of the Responsible Business Alliance (“RBA”) and the Global e-Sustainability Initiative. TI is a member of the RBA and RMI.

III.	Due Diligence Measures Taken

The measures we took to exercise due diligence on the source and chain of custody of our CMs are as follows:

Step 1: Establish strong company management systems

•	Design and implement a conflict minerals policy;

•

Develop an organizational structure and processes intended to ensure that Suppliers are made aware of TI’s policy on CMs and that information received by TI that is relevant to supply-chain due diligence reaches TI employees who have knowledge of the SEC disclosure requirements;

[1]	“Conformant” means a Smelter has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment.

•

Implement a process, which uses a reporting tool developed by the RMI and data gathered through the RMAP (as further described below), to achieve control and transparency over our CM supply chain and identify the risk that our products may contain CMs directly or indirectly financing or benefiting armed groups in any Covered Country;

•	Implement a mechanism for Suppliers and others to communicate to TI their concerns with respect to our CM Process; and

•	Rely on the RMAP to validate supply chain due diligence.

Step 2: Identify and assess risks in the supply chain

•	Communicate our CM policy to Suppliers;

•

Direct Suppliers to provide information concerning Smelters in their supply chains by completing and sending to us the Conflict Minerals Reporting Template (a tool developed by the RMI that provides a common means for suppliers to provide their customers with information on the source of conflict minerals);

•

Analyze Suppliers’ Conflict Minerals Reporting Template responses for completeness and internal consistency, and follow up with Suppliers in an effort to obtain more information and ensure accuracy of information;

•	Compare the information received from Suppliers with the data made available by the RMAP concerning the country of origin and Conflict Status of CMs processed or refined by Smelters; and

•

Review other source materials for Smelters that are not compliant with the RMI if we were unable to determine, on the basis of the information provided by Suppliers and RMAP data, (i) the facility and country of origin of the CMs supplied to us, (ii) the Conflict Status of the CMs and (iii) whether the CMs were from recycled or scrap sources.

Step 3: Design and implement a strategy to respond to identified risks

•	Adopt a risk management plan in response to identified risks while continuing to do business with Supplier or suspending/terminating dealings with Supplier; and

•	Communicate the risk management plan to senior management.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

•	Use information provided by independent third party audit programs, including the RMI, to confirm the existence and verify the OECD-conformance status of Smelters identified during due diligence.

Step 5: Report annually on the supply chain due diligence

•

Annually submit a Conflict Minerals Disclosure and Report to the SEC, which reports the results of TI’s due diligence. This Conflict Minerals Report has been filed with the SEC and is available on our website at ti.com/conflict-minerals.

IV.	Product Scope

In 2024, our products were divided into two reportable segments as described in our annual report on Form 10-K for the year ended December 31, 2024: Analog (consisting of Power and Signal Chain product lines) and Embedded Processing (including microcontrollers, digital signal processors, and applications processors). We report the results of our remaining business activities in Other. “Other” includes operating segments that do not meet the quantitative thresholds for individually reportable segments and cannot be aggregated with other operating segments (Other includes DLP® products, calculators, and certain custom semiconductors known as application-specific integrated circuits). For further information about our products, please see the description of our products in Item 1 of the Form 10-K, which description is incorporated herein by reference.

V.	Our Findings

For integrated circuits (“ICs”)2 we have determined that approximately 99% (223) of the 225 Smelters identified by our Suppliers as being potentially in the supply chain in 2024 were Conformant. The remainder – less than 1% (2) – were designated as Active.3 ICs accounted for approximately 93% of TI revenue in 2024.

For our overall supply chain, which consists of ICs as well as other products manufactured by or for TI, we have determined that approximately 98% (233) of the 237 Smelters identified by our Suppliers as being potentially in the supply chain in 2024 were Conformant. The remaining 2% (4) of the Smelters identified for 2024 were designated as Active. No Smelters identified by our Suppliers as being potentially in the supply chain in 2024 were Non-Conformant.4 In no instance did we find CMs in our supply chain to be from a source that, to our knowledge, was directly or indirectly financing or benefiting armed conflict in a Covered Country.

[2]	“Integrated circuits” refers to finished semiconductor products that contain chips manufactured by or for TI and packaging subcomponents such as mold compounds, bond wires and lead frames. It excludes DLP® products, semiconductor modules and all other products manufactured by or for TI.

[3]	“Active” means a Smelter has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment.
[4]	“Non-Conformant” means a Smelter has been independently assessed and found non-conformant with the relevant RMAP standard or equivalent cross-recognized assessment.

In 2024, we continued our due diligence efforts with regard to Smelters that are not compliant with the RMI RMAP standards. While we primarily relied on information from our first-tier suppliers, in some cases we contacted Smelters for more complete information. That information, combined with information available through the RMI, provided us with greater insight into the Conflict Status of CMs identified as potentially in our supply chain.

We do not have complete information about the CMs in our entire supply chain. For 2024, some of our Suppliers identified Smelters in their supply chains on a company-wide, division or product-line basis, without specifying which Smelters were relevant to products they supplied to TI. Accordingly, we refer in this Conflict Minerals Report to Smelters as being “potentially” in our supply chain and as CMs “potentially” supplied to TI. Industry efforts to collect and verify CM origin information remain an inherent limitation. For Smelters that are designated as Active, their status is currently undeterminable because the RMAP assessments are not complete or have not yet been dispositioned by the RMI. The results of our due diligence reflect these limitations. The Smelters identified by our Suppliers as potentially in our supply chain are listed in Appendix A hereto. Our efforts to determine the mine or location of origin of the CMs consisted of the due diligence measures described above.

VI.	Risk-Mitigation Efforts

Since the period covered by this Conflict Minerals Report, we have taken, or will take, the following steps to mitigate the risk that our CMs directly or indirectly finance or benefit armed groups in the Covered Countries:

•	redistribute copies of our CM policy to Suppliers;

•	emphasize to Suppliers our expectation that they respond fully and promptly to our information requests;

•	instruct Suppliers to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries;

•	encourage Suppliers to direct all Smelters in their supply chains to participate in the RMAP or a similar third-party audit program; and

•	contact various Smelters directly for information if their operating status changed, their RMI status changed, or they have refused to participate in an RMI audit.

VII.	Independent Private Sector Audit

We obtained an independent private sector audit of this Conflict Minerals Report. The report by Crowe LLP is set forth as Appendix B to this Conflict Minerals Report.

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Appendix A

Included in this Appendix A are Smelters that were identified to us by our Suppliers as potentially in our supply chain for 2024. As explained in this Conflict Minerals Report, the presence of a Smelter on the lists in this Appendix A does not mean that TI products necessarily contained CMs processed by that Smelter.

1.	Table 1 – Conformant Smelters:

Listed below are the 233 Smelters identified to us by our Suppliers as potentially in our supply chain for 2024 that the RMAP has reported as compliant with its RMI RMAP standards. On that basis, we have determined that the CMs supplied by these Smelters were Conformant. The RMAP status information is as reported by the RMI as of January 15, 2025.

*	Smelters that potentially supply the CMs for our ICs.

	Smelter	Metal	Country Location
1.	A.L.M.T. Corp.*	Tungsten	JAPAN
2.	Asia Tungsten Products Vietnam Ltd.*	Tungsten	VIET NAM
3.	China Molybdenum Tungsten Co., Ltd.*	Tungsten	CHINA
4.	Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten	CHINA
5.	Cronimet Brasil Ltda*	Tungsten	BRAZIL
6.	Fujian Xinlu Tungsten Co., Ltd.*	Tungsten	CHINA
7.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten	CHINA
8.	Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten	CHINA
9.	Global Tungsten & Powders LLC*	Tungsten	UNITED STATES
10.	Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten	CHINA
11.	H.C. Starck Tungsten GmbH*	Tungsten	GERMANY
12.	Hubei Green Tungsten Co., Ltd.*	Tungsten	CHINA
13.	Hunan Chenzhou Mining Co., Ltd.*	Tungsten	CHINA
14.	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch*	Tungsten	CHINA
15.	Japan New Metals Co., Ltd.*	Tungsten	JAPAN
16.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten	CHINA
17.	Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten	CHINA
18.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten	CHINA
19.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten	CHINA
20.	Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten	CHINA
21.	Kennametal Fallon*	Tungsten	UNITED STATES
22.	Kennametal Huntsville*	Tungsten	UNITED STATES
23.	Lianyou Metals Co., Ltd.*	Tungsten	TAIWAN
24.	Lianyou Resources Co., Ltd.	Tungsten	TAIWAN
25.	Malipo Haiyu Tungsten Co., Ltd.*	Tungsten	CHINA
26.	Masan High-Tech Materials*	Tungsten	VIET NAM
27.	Niagara Refining LLC*	Tungsten	UNITED STATES
28.	Philippine Chuangxin Industrial Co., Inc.*	Tungsten	PHILIPPINES
29.	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	Tungsten	CHINA
30.	TANIOBIS Smelting GmbH & Co. KG*	Tungsten	GERMANY
31.	Tungsten Vietnam Joint Stock Company	Tungsten	VIET NAM
32.	Wolfram Bergbau und Hutten AG*	Tungsten	AUSTRIA
33.	Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten	CHINA
34.	Xiamen Tungsten Co., Ltd.*	Tungsten	CHINA
35.	Alpha Assembly Solutions Inc*	Tin	UNITED STATES
36.	Aurubis Beerse*	Tin	BELGIUM
37.	Aurubis Berango*	Tin	SPAIN
38.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	Tin	CHINA
39.	Chifeng Dajingzi Tin Industry Co., Ltd.*	Tin	CHINA
40.	China Tin Group Co., Ltd.*	Tin	CHINA
41.	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	Tin	BRAZIL
42.	CRM Synergies*	Tin	SPAIN
43.	CV Ayi Jaya*	Tin	INDONESIA
44.	CV Venus Inti Perkasa*	Tin	INDONESIA
45.	Dowa*	Tin	JAPAN
46.	DS Myanmar*	Tin	MYANMAR
47.	EM Vinto*	Tin	BOLIVIA
48.	Estanho de Rondonia S.A.*	Tin	BRAZIL
49.	Fabrica Auricchio Industria e Comercio Ltda.*	Tin	BRAZIL
50.	Fenix Metals*	Tin	POLAND
51.	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin	CHINA
52.	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	Tin	CHINA
53.	HuiChang Hill Tin Industry Co., Ltd.*	Tin	CHINA
54.	Jiangxi New Nanshan Technology Ltd.*	Tin	CHINA
55.	Luna Smelter, Ltd.*	Tin	RWANDA
56.	Magnu’s Minerais Metais e Ligas Ltda.*	Tin	BRAZIL
57.	Malaysia Smelting Corporation (MSC)*	Tin	MALAYSIA

58.	Malaysia Smelting Corporation Berhad (Port Klang)*	Tin	MALAYSIA
59.	Metallic Resources, Inc.*	Tin	UNITED STATES
60.	Mineracao Taboca S.A.*	Tin	BRAZIL
61.	Mining Minerals Resources SARL*	Tin	CONGO, D.R.
62.	Minsur*	Tin	PERU
63.	Mitsubishi Materials Corporation*	Tin	JAPAN
64.	O.M. Manufacturing (Thailand) Co., Ltd.*	Tin	THAILAND
65.	O.M. Manufacturing Philippines, Inc.*	Tin	PHILIPPINES
66.	Operaciones Metalurgicas S.A.*	Tin	BOLIVIA
67.	PT Aries Kencana Sejahtera*	Tin	INDONESIA
68.	PT Artha Cipta Langgeng*	Tin	INDONESIA
69.	PT ATD Makmur Mandiri Jaya*	Tin	INDONESIA
70.	PT Babel Inti Perkasa*	Tin	INDONESIA
71.	PT Babel Surya Alam Lestari*	Tin	INDONESIA
72.	PT Bangka Prima Tin*	Tin	INDONESIA
73.	PT Bangka Serumpun*	Tin	INDONESIA
74.	PT Belitung Industri Sejahtera*	Tin	INDONESIA
75.	PT Bukit Timah*	Tin	INDONESIA
76.	PT Cipta Persada Mulia*	Tin	INDONESIA
77.	PT Menara Cipta Mulia*	Tin	INDONESIA
78.	PT Mitra Stania Prima*	Tin	INDONESIA
79.	PT Mitra Sukses Globalindo*	Tin	INDONESIA
80.	PT Premium Tin Indonesia*	Tin	INDONESIA
81.	PT Prima Timah Utama*	Tin	INDONESIA
82.	PT Putera Sarana Shakti (PT PSS)*	Tin	INDONESIA
83.	PT Rajawali Rimba Perkasa*	Tin	INDONESIA
84.	PT Rajehan Ariq*	Tin	INDONESIA
85.	PT Refined Bangka Tin*	Tin	INDONESIA
86.	PT Sariwiguna Binasentosa*	Tin	INDONESIA
87.	PT Stanindo Inti Perkasa*	Tin	INDONESIA
88.	PT Sukses Inti Makmur (SIM)*	Tin	INDONESIA
89.	PT Timah Nusantara*	Tin	INDONESIA
90.	PT Timah Tbk Kundur*	Tin	INDONESIA
91.	PT Timah Tbk Mentok*	Tin	INDONESIA
92.	PT Tinindo Inter Nusa*	Tin	INDONESIA
93.	PT Tommy Utama*	Tin	INDONESIA
94.	Resind Industria e Comercio Ltda.*	Tin	BRAZIL
95.	Rui Da Hung*	Tin	TAIWAN
96.	Super Ligas*	Tin	BRAZIL
97.	Takehara PVD Materials Plant / PVD Materials Div. of MITSUI MINING SMELTING*	Tin	JAPAN
98.	Thaisarco*	Tin	THAILAND
99.	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	Tin	CHINA
100.	Tin Technology & Refining*	Tin	UNITED STATES
101.	White Solder Metalurgia e Mineracao Ltda.*	Tin	BRAZIL
102.	Woodcross Smelting Company Limited*	Tin	UGANDA
103.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	Tin	CHINA
104.	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	Tin	CHINA
105.	AMG Brasil*	Tantalum	BRAZIL
106.	Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA
107.	D Block Metals, LLC*	Tantalum	UNITED STATES
108.	F&X Electro-Materials Ltd.*	Tantalum	CHINA
109.	FIR Metals & Resource Ltd.*	Tantalum	CHINA
110.	Global Advanced Metals Aizu*	Tantalum	JAPAN
111.	Global Advanced Metals Boyertown*	Tantalum	UNITED STATES
112.	Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	CHINA
113.	Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum	CHINA
114.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA
115.	Jiangxi Tuohong New Raw Material*	Tantalum	CHINA
116.	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum	CHINA
117.	Jiujiang Tanbre Co., Ltd.*	Tantalum	CHINA
118.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA
119.	KEMET de Mexico*	Tantalum	MEXICO
120.	Materion Newton Inc.*	Tantalum	UNITED STATES
121.	Metallurgical Products India Pvt., Ltd.*	Tantalum	INDIA
122.	Mineracao Taboca S.A.*	Tantalum	BRAZIL
123.	Mitsui Mining and Smelting Co., Ltd.*	Tantalum	JAPAN
124.	Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum	CHINA
125.	NPM Silmet AS*	Tantalum	ESTONIA
126.	PowerX Ltd.	Tantalum	RWANDA
127.	QSIL Metals Hermsdorf GmbH	Tantalum	GERMANY
128.	QuantumClean*	Tantalum	UNITED STATES
129.	Resind Industria e Comercio Ltda.*	Tantalum	BRAZIL
130.	RFH Yancheng Jinye New Material Technology Co., Ltd.*	Tantalum	CHINA

131.	Taki Chemical Co., Ltd.*	Tantalum	JAPAN
132.	TANIOBIS Co., Ltd.*	Tantalum	THAILAND
133.	TANIOBIS GmbH*	Tantalum	GERMANY
134.	TANIOBIS Japan Co., Ltd.*	Tantalum	JAPAN
135.	TANIOBIS Smelting GmbH & Co. KG*	Tantalum	GERMANY
136.	Telex Metals*	Tantalum	UNITED STATES
137.	Ulba Metallurgical Plant JSC*	Tantalum	KAZAKHSTAN
138.	XIMEI RESOURCES (GUANGDONG) LIMITED*	Tantalum	CHINA
139.	XinXing HaoRong Electronic Material Co., Ltd.*	Tantalum	CHINA
140.	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA
141.	Abington Reldan Metals, LLC*	Gold	UNITED STATES
142.	Advanced Chemical Company*	Gold	UNITED STATES
143.	Agosi AG*	Gold	GERMANY
144.	Aida Chemical Industries Co., Ltd.*	Gold	JAPAN
145.	Almalyk Mining and Metallurgical Complex (AMMC)*	Gold	UZBEKISTAN
146.	AngloGold Ashanti Corrego do Sitio Mineracao*	Gold	BRAZIL
147.	Argor-Heraeus S.A.*	Gold	SWITZERLAND
148.	ASAHI METALFINE, Inc.*	Gold	JAPAN
149.	Asahi Refining Canada Ltd.*	Gold	CANADA
150.	Asahi Refining USA Inc.*	Gold	UNITED STATES
151.	Asaka Riken Co., Ltd.*	Gold	JAPAN
152.	Aurubis AG*	Gold	GERMANY
153.	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold	PHILIPPINES
154.	Boliden Ronnskar*	Gold	SWEDEN
155.	C. Hafner GmbH + Co. KG*	Gold	GERMANY
156.	CCR Refinery - Glencore Canada Corporation*	Gold	CANADA
157.	Chimet S.p.A.*	Gold	ITALY
158.	Chugai Mining*	Gold	JAPAN
159.	Coimpa Industrial LTDA	Gold	BRAZIL
160.	Dowa*	Gold	JAPAN
161.	DSC (Do Sung Corporation)*	Gold	KOREA (REPUBLIC OF)
162.	Eco-System Recycling Co., Ltd. East Plant*	Gold	JAPAN
163.	Eco-System Recycling Co., Ltd. North Plant*	Gold	JAPAN
164.	Eco-System Recycling Co., Ltd. West Plant*	Gold	JAPAN
165.	Elite Industech Co., Ltd.	Gold	TAIWAN
166.	GG Refinery Ltd.	Gold	TANZANIA
167.	Gold by Gold Colombia*	Gold	COLOMBIA
168.	Gold Refinery of Zijin Mining Group Co., Ltd.*	Gold	CHINA
169.	Heimerle + Meule GmbH*	Gold	GERMANY
170.	Heraeus Germany GmbH Co. KG*	Gold	GERMANY
171.	Heraeus Metals Hong Kong Ltd.*	Gold	CHINA
172.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold	CHINA
173.	Ishifuku Metal Industry Co., Ltd.*	Gold	JAPAN
174.	Istanbul Gold Refinery*	Gold	TURKEY
175.	Italpreziosi*	Gold	ITALY
176.	Japan Mint*	Gold	JAPAN
177.	Jiangxi Copper Co., Ltd.*	Gold	CHINA
178.	JX Nippon Mining & Metals Co., Ltd.*	Gold	JAPAN
179.	Kazzinc*	Gold	KAZAKHSTAN
180.	Kennecott Utah Copper LLC*	Gold	UNITED STATES
181.	KGHM Polska Miedz Spolka Akcyjna*	Gold	POLAND
182.	Kojima Chemicals Co., Ltd.*	Gold	JAPAN
183.	Korea Zinc Co., Ltd.*	Gold	KOREA (REPUBLIC OF)
184.	L’Orfebre S.A.*	Gold	ANDORRA
185.	LS MnM Inc.*	Gold	KOREA (REPUBLIC OF)
186.	LT Metal Ltd.*	Gold	KOREA (REPUBLIC OF)
187.	Materion*	Gold	UNITED STATES
188.	Matsuda Sangyo Co., Ltd.*	Gold	JAPAN
189.	Metal Concentrators SA (Pty) Ltd.*	Gold	SOUTH AFRICA
190.	Metalor Technologies (Hong Kong) Ltd.*	Gold	CHINA
191.	Metalor Technologies (Singapore) Pte., Ltd.*	Gold	SINGAPORE
192.	Metalor Technologies (Suzhou) Ltd.*	Gold	CHINA
193.	Metalor Technologies S.A.*	Gold	SWITZERLAND
194.	Metalor USA Refining Corporation*	Gold	UNITED STATES
195.	Metalurgica Met-Mex Penoles S.A. De C.V.*	Gold	MEXICO
196.	Mitsubishi Materials Corporation*	Gold	JAPAN
197.	Mitsui Mining and Smelting Co., Ltd.*	Gold	JAPAN
198.	MKS PAMP SA*	Gold	SWITZERLAND
199.	MMTC-PAMP India Pvt., Ltd.*	Gold	INDIA
200.	Nadir Metal Rafineri San. Ve Tic. A.S.*	Gold	TURKEY
201.	Navoi Mining and Metallurgical Combinat*	Gold	UZBEKISTAN
202.	NH Recytech Company*	Gold	KOREA (REPUBLIC OF)
203.	Nihon Material Co., Ltd.*	Gold	JAPAN

204.	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Gold	AUSTRIA
205.	Ohura Precious Metal Industry Co., Ltd.*	Gold	JAPAN
206.	Planta Recuperadora de Metales SpA*	Gold	CHILE
207.	PT Aneka Tambang (Persero) Tbk*	Gold	INDONESIA
208.	PX Precinox S.A.*	Gold	SWITZERLAND
209.	Rand Refinery (Pty) Ltd.*	Gold	SOUTH AFRICA
210.	REMONDIS PMR B.V.*	Gold	NETHERLANDS
211.	Royal Canadian Mint*	Gold	CANADA
212.	SAFINA A.S.*	Gold	CZECHIA
213.	SEMPSA Joyeria Plateria S.A.*	Gold	SPAIN
214.	Shandong Gold Smelting Co., Ltd.*	Gold	CHINA
215.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Gold	CHINA
216.	Sichuan Tianze Precious Metals Co., Ltd.*	Gold	CHINA
217.	Solar Applied Materials Technology Corp.*	Gold	TAIWAN
218.	Sumitomo Metal Mining Co., Ltd.*	Gold	JAPAN
219.	SungEel HiMetal Co., Ltd.*	Gold	KOREA (REPUBLIC OF)
220.	T.C.A S.p.A*	Gold	ITALY
221.	Tanaka Kikinzoku Kogyo K.K.*	Gold	JAPAN
222.	Tokuriki Honten Co., Ltd.*	Gold	JAPAN
223.	TOO Tau-Ken-Altyn*	Gold	KAZAKHSTAN
224.	Torecom*	Gold	KOREA (REPUBLIC OF)
225.	Umicore S.A. Business Unit Precious Metals Refining*	Gold	BELGIUM
226.	United Precious Metal Refining, Inc.*	Gold	UNITED STATES
227.	Valcambi S.A.*	Gold	SWITZERLAND
228.	WEEEREFINING*	Gold	FRANCE
229.	Western Australian Mint (T/a The Perth Mint)*	Gold	AUSTRALIA
230.	WIELAND Edelmetalle GmbH*	Gold	GERMANY
231.	Yamakin Co., Ltd.*	Gold	JAPAN
232.	Yokohama Metal Co., Ltd.*	Gold	JAPAN
233.	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold	CHINA

2.	Table 2 – Other Smelters:

Listed below are the 4 Smelters identified to us by our Suppliers as potentially in our supply chain for 2024 that have been designated as Active. The RMAP status information is as reported by the RMI as of January 15, 2025.

* Smelters that potentially supply the CMs for our ICs.

	Smelter	Metal	Country	Status
1.	Bangalore Refinery*	Gold	INDIA	Active
2.	Impala Platinum - Platinum Metals Refinery (PMR)	Gold	SOUTH AFRICA	Active
3.	Kenee Mining Corporation Vietnam	Tungsten	VIET NAM	Active
4.	Precious Minerals and Smelting Limited*	Tin	INDIA	Active

Appendix B

Independent Private Sector Auditor Report

Crowe LLP Independent Member Crowe Global

INDEPENDENT ACCOUNTANT’S REPORT ON CONFLICT MINERALS

The Board of Directors

Texas Instruments Incorporated Dallas, Texas

We have examined:

•

Whether the design of Texas Instruments Incorporated’s (the “Company”) due diligence framework as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report for the reporting period from January 1, 2024 through December 31, 2024, is in conformity, in all material respects, with the criteria set forth in the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

•

whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2024 through December 31, 2024, is consistent, in all material respects, with the due diligence process that the Company undertook.

The Company’s management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed is in accordance with the criteria, in all material respects. An examination involves performing procedures to obtain evidence about the Company’s due diligence framework and the description of the due diligence measures the Company performed. The nature, timing, and extent of the procedures selected depend on our judgment, including an assessment of the risks of material misstatement of the Company’s due diligence framework and its description of the due diligence measures the Company performed, whether due to fraud or error. We believe the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

We are required to be independent and to meet our other ethical responsibilities in accordance with relevant ethical requirements relating to the engagement.

(Continued)

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the sections described below.

In our opinion:

•

the design of the Company’s due diligence framework for the reporting period from January 1, 2024 through December 31, 2024, as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report is in conformity with the OECD Due Diligence Guidance, in all material respects; and

•

the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2024 through December 31, 2024, is consistent with the due diligence process that the Company undertook, in all material respects.

Crowe LLP

Los Angeles, California

May 19, 2025